EXHIBIT 5


                      [MILLING, BENSON, WOODWARD, HILLYER,
                      PIERSON & MILLER, L.L.P. LETTERHEAD]


                                January 27, 1997



Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, LA  70130

         Re:      Merchants Bancshares, Inc. and
                  Merchants Bank & Trust Company/
                  Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to Whitney Holding Corporation (the "Company") in connection with the preparation of that certain Registration Statement on Form S-4 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,727,133 shares of the Company's common stock, no par value (the "Shares"), to be exchanged for all of the outstanding shares of common stock of Merchants Bancshares, Inc. and Merchants Bank & Trust Company ("Merchants Bank") pursuant to that certain Agreement and Plan of Merger dated November 14, 1996 between the Company and, upon its formation, Whitney National Bank of Mississippi ("WNB-Mississippi"), on the one hand, and Merchants Bancshares, Inc. and Merchants Bank, on the other hand, the related Joint Agreement of Merger to be entered into between the Company and Merchants Bancshares, Inc. and the related Agreement of Merger between Merchants Bank and WNB-Mississippi (collectively, the "Plan of Merger").

         In so acting, we have examined originals, or photostatic or certified copies, of the Plan of Merger, such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.


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January 27, 1997
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         (2) The Shares are duly  authorized  and, when issued by the Company in accordance with the terms of the Plan of Merger, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission.

                                         Very truly yours,


                                         /s/
                                         MILLING, BENSON, WOODWARD,
                                         HILLYER, PIERSON & MILLER, L.L.P.
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